Exhibit 1.01

Conflict Minerals Report of IntriCon Corporation
in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

Explanatory Note

This is the Conflict Minerals Report (the “Report”) of IntriCon Corporation (the “Company”) for calendar year 2018 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”). Please refer to Rule 13p-1, Form SD, and the 1934 Act Release No. 34-67716 for definitions of the terms used in this Report, unless otherwise defined herein.

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products and any of the minerals specified in Rule 13p-1 are necessary to the functionality or production of those products. The minerals specified in Rule 13p-1 are collectively referred to as Conflict Minerals. For purposes of Rule 13p-1 and the related disclosures, the term “Conflict Minerals” is defined to include: (A) columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to metallic forms of tin, tantalum and tungsten, or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC. The “Covered Countries” for the purposes of Rule 13p-1 and this Report are the Democratic Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, Conflict Minerals are necessary to the functionality or production of certain of the Company’s products that the Company manufactures or contracts to manufacture.

Description of the Company and the Products Covered by this Report

The Company is an international company engaged in designing, developing, engineering, manufacturing and distributing body-worn devices. The Company serves the body-worn device market by designing, developing, engineering, manufacturing and distributing micro-miniature products, microelectronics, micro-mechanical assemblies, complete assemblies and software solutions, primarily for the emerging value-based hearing health market, the medical biotelemetry market and the professional audio communication market. Conflict Minerals are necessary to the functionality or production of certain of the Company’s products that the Company manufactured or contracted to manufacture and for which the manufacture was completed during calendar year 2018 (the “Covered Products”). The Covered Products include:

●	hearing aids and hearing aid components;

●	cardiac monitoring devices;

●	medical telecoils; and

●	professional audio devices and accessories.

The Company does not purchase ore or unrefined Conflict Minerals from mines and is many steps removed in the supply chain from the mining of Conflict Minerals. The Company purchases materials used in its products from a large network of suppliers. The Company must therefore rely on its supply chain to provide information regarding the origin of the Conflict Minerals that are included in the Covered Products. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and the Company has therefore requested suppliers take steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s Covered Products supply chain.

Reasonable Country of Origin Inquiry

The Company conducted a good faith reasonable country of origin inquiry (“RCOI”) with respect to the Conflict Minerals included in the Covered Products. Such RCOI was reasonably designed to determine whether any of the Conflict Minerals included in the Covered Products originated in the Covered Countries or were from recycled or scrap sources.

The Company began the RCOI by (i) creating a list of part numbers of component parts that the Company utilizes in the Covered Products, and (ii) identifying the names of the suppliers from whom the Company obtained such parts. The list of suppliers was then provided to the Company’s third-party service provider for upload to their cloud-based compliance management system (“Compliance Management tool”) that allows the Company to store and manage supplier requests and documentation.

The service provider then conducted the supplier survey portion of the RCOI. Utilizing the Conflict Minerals Reporting Template (the “CMRT”) developed by the Responsible Minerals Alliance, formerly the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative, the suppliers were surveyed on the sourcing of the Conflict Minerals identified in the Company’s products.

As part of the survey, suppliers were asked to complete the survey and were provided educational materials on how to complete the form. In completing the CMRT, each supplier was asked, among other questions; whether the products or components they supplied to the Company contained Conflict Minerals; the origin of such Conflict Minerals; to identify the sources of Conflict Minerals from their lower tier level suppliers; to determine the smelter or mine origin or whether the Conflict Minerals were sourced from recycled or scrap sources. The service provider also followed up with suppliers that did not respond to the request to complete the CMRT. All communications were tracked and monitored by the service provider’s Compliance Management tool. Suppliers were asked to return a copy of the CMRT once completed via email, or to upload the CMRT directly to the service provider’s Compliance Management tool. All submitted CMRTs were automatically analyzed by the Compliance Management tool for completeness and internal consistency and against lists of known smelters and refiners. If information on the CMRT returned from a supplier appeared to be incomplete, incorrect, or not trustworthy, the supplier was contacted with a request to complete or correct the questionable information.

Through the RCOI, some of the Company’s suppliers disclosed that recycled or scrap sources of Conflict Minerals were identified in their supply chains and did not require due diligence. Based on the balance of the results of the RCOI, the Company could not definitively determine whether or not suppliers sourced Conflict Minerals from the Covered Countries. Therefore, the Company determined that there was reason to believe that some of the Conflict Minerals necessary for the functionality of the Covered Products may have originated in a Covered Country. Accordingly, it was necessary for the Company to exercise due diligence on the source and chain of custody of such Conflict Minerals.

Design of Due Diligence Framework

The Company’s due diligence measures have been designed to conform, in all material respects, to the framework in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Third Edition.

Due Diligence Measures Performed by the Company

The due diligence measures the Company performed related to the Covered Products included, but were not limited to, the following:

●	The Company maintained an internal Conflict Minerals project team comprised of representatives from the Company’s corporate finance, quality and regulatory, and supply chain management departments to implement the Company’s Conflict Minerals due diligence.

●	The team reported to senior management on suppliers’ responses to the Company’s Conflict Minerals information requests.

●	The Company communicated its Conflict Minerals Policy to suppliers. A copy of the Company’s Conflict Minerals Policy is available at https://www.intricon.com/about-intricon/; however, the contents of that site are not incorporated by reference into, and are not otherwise a part of, this Form SD. Contractual provisions which require that all products and materials sold to the Company do not include Conflict Minerals from the Covered Countries that benefit armed groups in the Covered Countries were included in applicable purchase orders and new or renewed supplier contracts.

●	The Company reviewed supplier risk ratings based on the responses provided within their completed CMRTs. In the situation where the Company becomes aware of a potential risk in the supply chain, where an item being purchased is believed to have been sourced from a smelter or refiner which is supporting armed conflict in the Covered Countries, the Company will explore sourcing alternatives for the item in question and take appropriate action.

●	Compared the smelters and refiners identified in the RCOI against the list of Compliant Smelters on the Responsible Minerals Initiative (RMI) website. The Company does not typically have a direct relationship with smelters and refiners, and therefore does not perform direct audits of such entities. Instead, reliance is on third party assurances and certifications such as from RMI’s Responsible Minerals Assurance Process.

●	This Report, which constitutes the Company’s annual report of due diligence efforts, has been filed with the SEC and is available on the Company’s website, at: https://investorrelations.intricon.com/sec-filings. The contents of that website are not incorporated by reference into, and are not otherwise a part of, this Form SD.

Appendix A contains a list of known smelters and refiners reported by the Company’s suppliers which may have been used to process the Conflict Minerals utilized in the Covered Products. Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information with respect to those Covered Products purchased from its suppliers to determine the country of origin of the Conflict Minerals in all Covered Products. At the same time, the Company received no information from its suppliers indicating that the Conflict Minerals in the Company’s Covered Products directly or indirectly financed or benefitted armed groups in the Covered Countries. Appendix B includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and the RMI. Many supplier responses were provided at the company level, therefore, Appendix B may contain more countries than the Covered Products are being sourced from.

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of Conflict Minerals, the Company’s efforts undertaken to identify the source and chain of custody of Conflict Minerals in its products can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary Conflict Minerals. The Company’s process relies on data obtained directly from suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary Conflict Minerals. Such sources of information may yield inaccurate or incomplete information.

Steps to be Taken to Mitigate Risk

The Company expects to take the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in the Covered Countries:

●	The Company will continue to work closely with its third party conflict minerals service provider to obtain CMRTs on a product-specific basis to enable it to determine which smelters and refiners actually process Conflict Minerals contained in the Company’s products.

●	The Company will continue to provide its suppliers with information and training resources regarding responsible sourcing of Conflict Minerals.

●	The Company will continue to encourage its suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.

●	The Company will continue to include contractual provisions in supplier contracts, as well as in each purchase order issued, regarding products and materials sold to the Company not including Conflict Minerals from the Covered Countries that benefit armed groups in the Covered Countries.

APPENDIX A

SMELTERS AND REFINERS

Set forth below are known smelters and refiners reported by the Company’s suppliers which may have been used to process Conflict Minerals in the Covered Products. It is difficult to confirm the accuracy of information that was collected and transmitted through many levels of the supply chain for the Covered Products. In some cases information was provided to the Company for the entire supply chain of a supplier, and was not necessarily limited to facilities that have been confirmed to contribute necessary Conflict Minerals to a Covered Product. Accordingly, the Company has been unable to definitively link the identified smelters and refiners to only those products/materials in its supply chain; therefore, the following smelter and refiner list likely contains more processing facilities than are actually in the Company’s supply chain or Covered Products. As the Company’s engagement with its supply chain evolves, the list of facilities may change to reflect improvements in the quality of information provided.

Metal	Standard Smelter Name
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	African Gold Refinery
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold LLC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux S.A.
Gold	Chimet S.p.A.
Gold	Chugai Mining

Metal	Standard Smelter Name
Gold	Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	DODUCO Contacts and Refining GmbH
Gold	Dowa
Gold	DS PRETECH Co., Ltd.
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	GCC Gujrat Gold Centre Pvt. Ltd.
Gold	Geib Refining Corporation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	HeeSung
Gold	Heimerle + Meule GmbH
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	Hwasung CJ Co., Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC

Metal	Standard Smelter Name
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L’azurde Company For Jewelry
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	L’Orfebre S.A.
Gold	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Morris and Watson Gold Coast
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery
Gold	PAMP S.A.

Metal	Standard Smelter Name
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox S.A.
Gold	QG Refining, LLC
Gold	Rand Refinery (Pty) Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	Remondis Argentia B.V.
Gold	Republic Metals Corporation
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Samduck Precious Metals
Gold	SAMWON Metals Corp.
Gold	SAXONIA Edelmetalle GmbH
Gold	SEMPSA Joyería Platería S.A.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiTech
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tony Goetz NV

Metal	Standard Smelter Name
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Universal Precious Metals Refining Zambia
Gold	Valcambi S.A.
Gold	Western Australian Mint trading as The Perth Mint
Gold	WIELAND Edelmetalle GmbH
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	Asaka Riken Co., Ltd.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	D Block Metals, LLC
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	H.C. Starck Tantalum and Niobium GmbH
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	Jiujiang Janny New Material Co., Ltd.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.

Metal	Standard Smelter Name
Tantalum	KEMET Blue Metals
Tantalum	KEMET Blue Powder
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineracao Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	Power Resources Ltd.
Tantalum	QuantumClean
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	RFH Tantalum Smeltry Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemicals
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tin	Alpha
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	CV Ayi Jaya
Tin	CV Dua Sekawan
Tin	CV Gita Pesona
Tin	CV Tiga Sekawan
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto
Tin	Estanho de Rondônia S.A.
Tin	Fenix Metals
Tin	Gejiu Fengming Metallurgy Chemical Plant
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.

Metal	Standard Smelter Name
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company
Tin	Guanyang Guida Nonferrous Metal Smelting Plant
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Magnu’s Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Metallo Belgium N.V.
Tin	Metallo Spain S.L.U.
Tin	Mineracao Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.
Tin	Pongpipat Company Limited
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Prima Tin
Tin	PT Bangka Serumpun
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT DS Jaya Abadi
Tin	PT Inti Stania Prima
Tin	PT Karimun Mining
Tin	PT Kijang Jaya Mandiri
Tin	PT Menara Cipta Mulia

Metal	Standard Smelter Name
Tin	PT Mitra Stania Prima
Tin	PT Panca Mega Persada
Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama
Tin	Resind Industria e Comercio Ltda.
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Super Ligas
Tin	Thaisarco
Tin	Tin Technology & Refining
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	ACL Metais Eireli
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.

Metal	Standard Smelter Name
Tungsten	H.C. Starck Smelting GmbH & Co.KG
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Moliren Ltd
Tungsten	Niagara Refining LLC
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Unecha Refractory metals plant
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Woltech Korea Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

APPENDIX B

Countries of Origin

Below is an aggregated list of countries of origin, to the extent known, from which the smelters and refiners listed in Annex A are believed to have sourced conflict minerals, based on data available from RMI as of May 07, 2019. This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this list is derived from company level responses from some our suppliers and therefore, it is not certain which of these countries of origin can be linked to the Covered Products.

Argentina, Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil, Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Congo, Democratic Republic of the, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Thailand, Togo, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Viet Nam, Zimbabwe.